Exhibit 99.3

ORYONTECHNOLOGIES, LLC AND SUBSIDIARIES

Consolidated Financial Statements

ORYONTECHNOLOGIES, LLC AND SUBSIDIARIES

Table of Contents

Financial Statements

Consolidated Balance Sheets	1

Consolidated Statements of Operations	2

Consolidated Statements of Changes in Members’ Equity (Deficit)	3

Consolidated Statements of Cash Flows	4

Notes to Consolidated Financial Statements	5-22

ORYONTECHNOLOGIES, LLC AND SUBSIDIARIES

Consolidated Balance Sheets

March 31, 2012 and December 31, 2011

	March 31, 2012	December 31, 2011
ASSETS
CURRENT ASSETS
Cash	$27,418	$86,685
Accounts Receivable, net of allowance for doubtful accounts of $0 and $19,740, respectively	4,282	1,106
Inventory (see note 3)	73,706	75,768
Other	3,183	6,964

Total current assets	108,589	170,523
PROPERTY AND EQUIPMENT, NET (see note 4)	19,768	27,826
INTANGIBLE ASSETS, NET (see note 5)	155,049	160,819
OTHER LONG-TERM ASSETS (see note 6)	20,832	20,832

TOTAL ASSETS	$304,238	$380,000

LIABILITIES AND MEMBERS’ EQUITY DEFICIT
CURRENT LIABILITIES
Accounts payable	$313,656	$324,027
Accrued interest on notes payable (see note 10)	171,961	139,727
Deferred compensation (see note 7)	201,965	166,465
Other short-term debt (see note 8)	946,964	739,824
Other current liabilities (see note 9)	20,218	24,760
Due to affiliates	14,487	14,487

Total current liabilities	1,669,251	1,409,290
NOTES PAYABLE, NET (see note 10)	1,707,856	1,649,874

Total liabilities	3,377,107	3,059,164
MEMBERS’ EQUITY (DEFICIT)
Paid in capital (see note 14)	5,387,790	5,381,683
Foreign currency translation adjustment	12,119	12,119
Accumulated deficit	(8,468,084)	(8,069,326)
Non-controlling interest	(4,694)	(3,640)

Total members’ equity (deficit)	(3,072,869)	(2,679,164)

TOTAL LIABILITIES AND MEMBERS’ EQUITY (DEFICIT)	$304,238	$380,000

The accompanying notes are an integral part of these financial statements.

ORYONTECHNOLOGIES, LLC AND SUBSIDIARIES

Consolidated Statements of Operations

For the Quarters Ended March 31, 2012 and 2011

	For the quarter ended March 31,
	2012	2011
REVENUES
Product sales	$27,312	$59,150
Cost of goods sold	(19,577)	(30,236)

Gross profit	7,735	28,914
Royalty and license fees	—	303
Other	—	9,750

Total revenues	7,735	38,967
OPERATING EXPENSES
Applications development
Wages	50,133	64,969
Payroll taxes and benefits	7,104	11,756
Materials, equipment, services	5,627	40,228
Office and overhead	426	12,391
Travel and entertainment	—	3,210

Total applications development expenses	63,290	132,554
Sales and Marketing
Wages	12,000	27,000
Payroll taxes and benefits	918	7,128
Overhead	3,409	397
Outside services	—	3,420
Travel and entertainment	4,958	1,021

Total sales and marketing expenses	21,285	38,967
General and Administrative
Wages	115,862	70,820
Payroll taxes and benefits	5,287	13,226
Overhead	35,275	42,771
Outside services	56,728	79,981
Travel and entertainment	1,587	14,245

Total general and administrative expenses	214,739	221,043
Depreciation and Amortization	13,829	17,367

Total loss from operations	(305,408)	(370,963)
OTHER INCOME (EXPENSE)
Interest income	522	6
Interest expense	(90,758)	(46,434)
Other income (expense)	(4,169)	61,166

Total other income (expense)	(94,405)	14,738

NET LOSS BEFORE TAX	(399,813)	(356,225)
INCOME TAX (see note 13)	—	—

NET LOSS AFTER TAX	(399,813)	(356,225)
INCOME (LOSS) ATTRIBUTABLE TO NON-CONTROLLING INTEREST	1,054	(588)

NET LOSS ATTRIBUTABLE TO MEMBERS	$(398,759)	$(356,813)

Loss per unit: basic and diluted	$(0.19)	$(0.19)
Weighted average units outstanding	2,062,765	$1,853,543

The accompanying notes are an integral part of these financial statements.

ORYONTECHNOLOGIES, LLC AND SUBSIDIARIES

Consolidated Statements of Changes in Members’ Equity (Deficit)

For the Quarters Ended March 31, 2012 and 2011

	Units	Paid in Capital	Non- Controlling Interest	Accumulated Other Comprehensive Income (Loss)	Accumulated Deficit	Total
Balances at December 31, 2010	1,741,286	$5,036,496	$(2,312)	$17,516	$(6,421,740)	$(1,370,040)

Operating Results for the quarter ended March 31, 2011			588		(356,813)	(356,225)
Stock-based compensation expense		5,629				5,629
Issuance of warrants		2,050				2,050
Issuance of membership units in lieu of cash payments (see note 14)	112,257	112,257				112,257

Balances at March 31, 2011	1,853,543	$5,156,432	$(1,724)	$17,516	$(6,778,553)	$(1,606,329)

Balances at December 31, 2011	2,062,765	$5,381,683	$(3,640)	$12,119	$(8,069,326)	$(2,679,164)

Operating Results for the quarter ended March 31, 2012			(1,054)		(398,759)	(399,813)
Stock-based compensation expense		6,107				6,107

Balances at March 31, 2012	2,062,765	$5,387,790	$(4,694)	$12,119	$(8,468,085)	$(3,072,870)

The accompanying notes are an integral part of these financial statements.

ORYONTECHNOLOGIES, LLC AND SUBSIDIARIES

Consolidated Statements of Cash Flows

For the Quarters Ended March 31, 2012 and 2011

	For the quarter ended March 31,
	2012	2011
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(398,759)	$(356,813)
Adjustments to reconcile net loss to net cash used in operating activities:
Noncash interest expense on short-term notes	7,140	—
Noncash interest expense on notes payable	32,234	30,468
Noncash interest expense on warrants related to convertible notes	4,764	2,456
Noncash interest expense - beneficial conversion feature	46,621	11,460
Non-controlling interest	(1,054)	588
Stock-based compensation expense	6,108	5,629
Issuance of membership units in lieu of cash payment (see note 10)	—	112,257
Issuance of convertible notes in lieu of rent	6,597	—
Depreciation and amortization	13,828	17,366
Changes in operating assets and liabilities:
Accounts receivable - decrease (increase)	(3,176)	1,664
Inventory - decrease (increase)	2,062	2,479
Other current assets - decrease (increase)	3,781	7,351
Other long-term assets - decrease (increase)	—	7,659
Accounts payable - increase (decrease)	(10,371)	54,054
Deferred compensation - increase (decrease)	35,500	(110,076)
Other current liabilities - increase (decrease)	(4,542)	9,182
Due to affiliates - increase (decrease)	—	(5,154)

Net cash used in operating activities	(259,267)	(209,430)
CASH FLOWS FROM INVESTING ACTIVITIES
Net cash flows used in investing activities	—	—
CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from issuance of convertible notes	—	50,000
Proceeds from issuance of short-term notes payable	200,000	17,000
Issuance of noncash warrants other than convertible notes related	—	2,050

Net cash provided by financing activities	200,000	69,050

Net decrease in cash and cash equivalents	(59,267)	(140,380)
Cash and cash equivalents, beginning of period	86,685	144,787

Cash and cash equivalents, end of period	$27,418	$4,407

SUPPLEMENTAL DISCLOSURES:
Cash paid for interest	$—	$—

The accompanying notes are an integral part of these financial statements.

ORYONTECHNOLOGIES, LLC AND SUBSIDIARIES

Notes to Consolidated Financial Statements

Organization

OryonTechnologies, LLC (“OTLLC” or the “Company”) is the parent of three wholly-owned companies: OryonTechnologies Licensing, LLC (“OTLIC”), OryonTechnologiesDevelopment, LLC (“OTD”), and OryonTechnologies International Pte. Ltd. (“OTI”). OTLLC, OTLIC and OTD are Texas Limited Liability Companies (“LLC”). OTI is a Singapore-based corporation. Operations at OTI were suspended in May 2009 and OTI is inactive. OTI originally owned 51% of Oryon-Asia Pacific Safety, Limited (“OAPS”), which was formed in December 2006 as a Hong Kong Limited Company. During 2011, the 51% ownership was transferred to OTLLC. The other 49% of OAPS is owned by two non-affiliated individuals. Operations of OAPS were suspended in February 2011 and OAPS is inactive. The Company is a developer of a patented electroluminescent (“EL”) lighting technology, trademarked as “ELastolite”, which enables thin, flexible, crushable, water-resistant lighting systems to be incorporated into multiple applications such as safety apparel, sporting goods, consumer goods and membrane switches, among others.

1.	Significant Accounting Policies

Principles of Consolidation and Basis of Presentation

The Company uses the accrual method of accounting and all amounts are denominated in United States dollars. The accounts for OTI, which are maintained in Singapore dollars, have been converted from Singapore dollars to United States dollars at historical exchange rates.

All significant intercompany accounts and transactions have been eliminated in the consolidation. “Due to affiliates” represents amounts due to entities that own membership units or indebtedness of the Company but that are not part of the consolidated company presented herein.

Revenue Recognition

The Company recognizes revenue from products when the goods are shipped pursuant to a customer’s purchase order. Revenue from royalties is recorded in the period in which the sales of the underlying products are made. Revenue from license fees is recognized in the period in which they are due and payable.

ORYONTECHNOLOGIES, LLC AND SUBSIDIARIES

Notes to Consolidated Financial Statements

2.	Significant Accounting Policies, Continued

Use of Estimates

The preparation of the consolidated financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates that affect the amounts reported in the consolidated financial statements and the accompanying notes. Accounting estimates and assumptions are those that management considers to be the most critical to an understanding of the consolidated financial statements because they inherently involve significant judgments and uncertainties. All of these estimates reflect management’s judgment about current economic and market conditions and their effects based on information available as of the date of these consolidated financial statements. If such conditions persist longer or deteriorate further than expected, it is reasonably possible that the judgments and estimates could change, which may result in future impairments of assets, among other effects.

Significant estimates include the carrying value of intangible assets and the value of equity instruments, including convertible notes, stock options, warrants, and membership units issued in lieu of cash.

Cash and Cash Equivalents

Cash and cash equivalents consist of cash held in bank demand deposits. The Company considers all highly liquid investments purchased with original maturities of three months or less to be cash equivalents.

Accounts Receivable and Allowance for Doubtful Accounts

Accounts receivable are accounted for at fair value, do not bear interest, and are short-term in nature. The Company maintains an allowance for doubtful accounts for estimated losses resulting from the inability to collect on accounts receivable. Based on management’s assessment, the Company provides for estimated uncollectible amounts through a charge to earnings and a credit to the valuation allowance. Balances that remain outstanding after the Company has used reasonable collection efforts are written off through a charge to the valuation allowance and a credit to accounts receivable. The Company does not require collateral.

ORYONTECHNOLOGIES, LLC AND SUBSIDIARIES

Notes to Consolidated Financial Statements

2.	Significant Accounting Policies, Continued

Concentrations of Credit Risk

Certain balance sheet items that potentially subject the Company to concentrations of credit risk are primarily accounts receivable. Concentrations of credit risk with accounts receivable are generally mitigated by the size of the Company’s customers. The Company performs ongoing credit evaluations of its customers and maintains an allowance for doubtful accounts based upon the expected collectability of all accounts receivable.

Inventory

Inventory is carried at the lower of cost or market. A physical inventory count is taken at the end of each calendar quarter and the accounting records are adjusted to match the physical inventory.

Property and Equipment

Property, equipment, computer hardware and software, and leasehold improvements are carried at historical cost. Expenditures are capitalized only if the cost of the individual asset exceeds $1,200 and the asset is expected to have a business use for greater than 12 months.

Depreciation is calculated on a straight line basis over the estimated useful life of the property acquired. Equipment and furniture is depreciated over 60 months. Computer software and hardware is depreciated over 36 months. Leasehold improvements are amortized over the life of the lease or the life of the improvement, whichever is shorter.

Inter-company transfers of assets are recorded at depreciated cost, with no change in estimated life or monthly depreciation.

Research and Development

The Company expenses all costs associated with the development of applications for the Company’s technology as the costs are incurred.

ORYONTECHNOLOGIES, LLC AND SUBSIDIARIES

Notes to Consolidated Financial Statements

2.	Significant Accounting Policies, Continued

Intangible Assets

Amortization is computed based on the straight line method over the life of the patent, which is 180 months beginning with the month when the patent is granted. The amortization is based on the historical cost of each individual patent. Costs incurred to renew or extend the terms of patents are expensed as incurred.

The Company annually assesses whether the carrying value of its intangible assets exceeds their fair value and records an impairment loss equal to any excess.

Income Taxes

OTI and OAPS are not consolidated into the Company for purposes of United States tax filings and computations. OTLLC, OTD and OTLIC are limited liability corporations and, as such, do not pay federal or state income taxes. Accordingly, no taxes have been accrued on the Company’s records.

Stock-Based Compensation

The Company utilizes equity based awards as a form of compensation for employees, officers and managers. The Company records compensation expense for all awards granted. After assessing alternative valuation models and amortization methods, the Company uses the Black-Scholes valuation model and straight-line amortization of compensation expense over the requisite service period for each grant. The Company will reconsider use of this model if additional information becomes available in the future that indicates another model would be more appropriate or if grants issued in future periods have characteristics that cannot be reasonably estimated using this model.

Leases

The company leases office facilities under a non-cancelable operating lease. The Company recognizes rent on a straight-line basis over the lease term.

ORYONTECHNOLOGIES, LLC AND SUBSIDIARIES

Notes to Consolidated Financial Statements

3.	Inventory

Inventory consists of the following:

	March 31, 2012	December 31, 2011
Raw materials	$72,276	$73,501
Work in process	—	—
Finished goods	1,430	2,267

Total Inventory	$73,706	$75,768

4.	Property and Equipment

Property and equipment consist of the following:

	March 31, 2012	December 31, 2011
Leasehold improvements	$7,279	$7,279
Furniture and equipment	184,965	184,965

Property and equipment, gross	192,245	192,244
Accumulated depreciation	(172,477)	(164,418)

Net property and equipment	$19,768	$27,826

Depreciation expense was $8,058 and $11,595 for the three month periods ended March 31, 2012 and 2011, respectively.

ORYONTECHNOLOGIES, LLC AND SUBSIDIARIES

Notes to Consolidated Financial Statements

5.	Intangible Assets

As of March 31, 2012 and December 31, 2011, the Company’s only intangible assets consisted of patents with a gross carrying cost of $320,795 and accumulated amortization of $159,976 and $136,892, respectively. The remaining weighted average amortization period is 8.6 years at December 31, 2011. The estimated aggregate amortization expense in each of the years ending December 31, 2012 through December 31, 2015, is $23,084 per year.

The balances as of March 31, 2012, including intangible assets and accumulated amortization are detailed as follows:

As of March 31, 2012
Finite-Lived Intangible Assets	Amortization Period (Years)	Gross Carrying Amount	Accumulated Amortization		Net
Patents	15	$320,795		$(165,746)	$155,049

The balances as of December 31, 2011, including intangible assets and accumulated amortization are detailed as follows:

As of December 31, 2011
Finite-Lived Intangible Assets	Amortization Period (Years)	Gross Carrying Amount	Accumulated Amortization		Net
Patents	15	$320,795		$(159,976)	$160,819

Amortization expense for each of the three month periods ended March 31, 2012 and 2011 was $5,771.

ORYONTECHNOLOGIES, LLC AND SUBSIDIARIES

Notes to Consolidated Financial Statements

6.	Other Long Term Assets

Other long term assets consist of the following:

	March 31, 2012	December 31, 2011
Investment in subsidiaries	$100	$100
Other receivables	4,135	4,135
Security Deposits	6,597	6,597
Licenses	10,000	10,000

Total other assets	$20,832	$20,832

7.	Deferred Compensation

Deferred compensation consists of the following:

	March 31, 2012	December 31, 2011
Deferred wages	$176,333	$140,833
Accrued taxes on deferred compensation	25,632	25,632

Total deferred compensation	$201,965	$166,465

Prior to August 31, 2011, the Company was obligated to issue membership units to certain senior level employees in lieu of cash wages in connection with employee agreements with those employees. The employment agreements provided that the employees would receive membership units in lieu of cash compensation until such time as the Company obtains sufficient capital (as defined in the agreements) to begin paying their agreed-upon compensation in cash. The obligation for additional issuances was accrued each pay period and the Company was obligated to issue the membership units at the beginning of each calendar quarter, provided that the employee was still employed by the Company.

As of December 31, 2010, the Company was obligated to issue membership units in lieu of $99,094 in wages for the year ended December 31, 2010 on the first day of the subsequent quarter. Accordingly, a total of 99,094 membership units were issued on January 1, 2011 at a value of $1.00 per unit.

ORYONTECHNOLOGIES, LLC AND SUBSIDIARIES

Notes to Consolidated Financial Statements

7.	Deferred Compensation, Continued

Effective September 1, 2011, the agreements were revised to provide for the indefinite deferral of unpaid wages until sufficient external funding was obtained. Deferred wages at March 31, 2012 and December 31, 2011 of $176,333 and $140,833, respectively, are included in deferred compensation.

8.	Other Short-Term Debt

Other short-term debt consists of the following:

	March 31, 2012	December 31, 2011
Short-term notes, principal balance	$401,178	$401,178
Promissory notes related to proposed merger (see note 17)	525,000	325,000
Accrued interest on short-term notes	20,786	13,646

Total short-term notes and interest	$946,964	$739,824

During the year ended December 31, 2011, the Company was unable to complete a financing deal with a private equity firm that had been expected to provide the Company with adequate capital. To fund continuing operations at a reduced level of expenditures, the Company issued short-term notes to several individuals. In addition, one vendor required that the outstanding accounts payable balance of $287,145 be converted to a promissory note. Such note accrues interest at 10% annually and is payable upon demand.

In October 2011, the Company signed a binding letter of intent to negotiate a merger agreement with a publicly-listed company. Through March 31, 2012, in connection with the letter of intent, the Company was advanced a total of $525,000, in exchange for promissory notes, to fund the Company’s activities. Two additional advances for a total of $200,000 were received in April 2012 and promissory notes for $75,000 and $125,000 were issued. All promissory notes were paid at the time of closing of the merger.

ORYONTECHNOLOGIES, LLC AND SUBSIDIARIES

Notes to Consolidated Financial Statements

9.	Other Current Liabilities

Other liabilities consisted of the following:

	March 31, 2012	December 31, 2011
Accrued operating expenses	$16,843	$24,760
Customer advances	3,375	—

Total other current liabilities	$20,218	$24,760

10.	Notes Payable

The Company has outstanding three series of convertible notes issued November 2010 (the Series C-1 notes, the Series C-2 notes, and the Series C-3 notes, collectively the “Notes”) with a combined total principal obligation of $2,585,816 and $2,579,220 at March 31, 2012 and December 31, 2011, respectively. Combined interest obligations as of March 31, 2012 and December 31, 2011 of $171,961 and $139,727, respectively, result in a total obligation of $2,757,776 and $2,718,947 as of March 31, 2012 and December 31, 2011, respectively. Each series of Notes is convertible under certain circumstances into the Company’s membership units at different conversion rates. The holders of the Notes received detachable warrants to purchase membership units at $2.50/unit in connection with their investment in the Notes. In November 2010, the Company issued the Series C-1 notes as payoff of the previously outstanding Series A convertible notes and the Series C-2 notes for the previously outstanding Series B convertible notes.

ORYONTECHNOLOGIES, LLC AND SUBSIDIARIES

Notes to Consolidated Financial Statements

10.	Notes Payable, Continued

The following table shows the number of potential units if all the Notes were converted and the related warrants were all exercised as of March 31, 2012:

As of March 31, 2012
Convertible Debt	Conversion Price	Principal and Interest Amounts	Potential Units Issued if Converted	Warrants @ $2.50
Series C-1 Notes	$0.50	$1,038,382	2,076,764	355,180
Series C-2 Notes	$1.50	1,115,828	743,885	400,000
Series C-3 Notes	$1.20	603,566	502,972	246,500

		$2,757,776	3,323,621	1,001,680

The following table shows the number of potential units if all the Notes were converted and the related warrants were all exercised as of December 31, 2011:

As of December 31, 2011
Convertible Debt	Conversion Price	Principal and Interest Amounts	Potential Units Issued if Converted	Warrants @ $2.50
Series C-1 Notes	$0.50	$1,026,265	2,052,530	355,180
Series C-2 Notes	$1.50	1,102,807	735,205	400,000
Series C-3 Notes	$1.20	589,875	491,563	246,500

		$2,718,947	3,279,298	1,001,680

The Company has not included these units in earnings per unit calculations as they are anti-dilutive.

ORYONTECHNOLOGIES, LLC AND SUBSIDIARIES

Notes to Consolidated Financial Statements

10.	Notes Payable, Continued

Interest on the Notes accrues at the rate of 5% per annum, compounded annually, and is payable at the election of the Company on the last day of each calendar quarter. Accrued but unpaid interest is added to the principal. Accrued and unpaid interest will be converted to membership units if the related Note principal is converted to membership units. The accrued and unpaid interest becomes payable on the maturity date of December 31, 2012. If not converted or paid on the maturity date, then any accrued and unpaid interest on the Notes will be added to the Note principal and the then outstanding principal balance will be payable in two equal annual installments on December 31, 2013 and December 31, 2014, together with interest earned at the rate of 5% per annum, compounded annually, which interest shall be paid quarterly commencing in the first quarter of 2013. The Notes are secured by substantially all assets of the Company.

Notes payable consist of the following:

	March 31, 2012	December 31, 2011
Convertible notes (C-1, C-2 and C-3)	$2,585,816	$2,579,220
Debt discount - beneficial conversion feature	(820,652)	(867,273)
Debt discount - warrant value	(57,308)	(62,073)

Net	$1,707,856	$1,649,874

The previously outstanding Series A convertible notes payable were determined to have an embedded beneficial conversion feature under the provisions of FASB ASC 470-20, “Debt with Conversion and Other Options” based on the 2008 and 2009 issuances at market value of $2 per share and an exercise price of $1.00 per share. In accordance with ASC 470-20, an embedded conversion feature present in a convertible instrument shall be recognized separately at issuance by allocating a portion of the proceeds equal to the intrinsic value of that feature to additional paid-in capital. A discount of $887,950 was recorded for Series A convertible note issuances during 2008 thru 2009 and amortization expense recognized in the amounts of $0 and $ 180,826 for years ended December 31, 2011 and December 31, 2010, respectively.

ORYONTECHNOLOGIES, LLC AND SUBSIDIARIES

Notes to Consolidated Financial Statements

10.	Notes Payable, Continued

In November 2010, the Company extinguished previously issued Series A and Series B convertible notes and issued new Series C-1 and Series C-2 convertible notes to replace the Series A and Series B notes. As a result of this transaction a gain on extinguishment of debt was recognized in the amount of $264,676 under the provisions of ASC 470-50, “Modifications and Extinguishments”.

The Series C-1 convertible notes, issued in exchange for the Series A convertible notes, were also determined to have an embedded beneficial conversion feature under the provisions of FASB ASC 470-20, “Debt with Conversion and Other Options” based on the November 2010 market value of $1 per share and an exercise price of $.50 per share. In accordance with ASC470-20, an embedded conversion feature present in a convertible instrument shall be recognized separately at issuance by allocating a portion of the proceeds equal to the intrinsic value of that feature to additional paid-in capital. A discount of $972,070 was recorded at November 2010 for the Series C-1 convertible note issuances and amortization expense recognized in the amounts of $46,621 and $11,460 for the three month periods ended March 31, 2012 and 2011, respectively. The unamortized discount balance as of March 31, 2012 and December 31, 2011 was $820,652 and $867,273, respectively.

ORYONTECHNOLOGIES, LLC AND SUBSIDIARIES

Notes to Consolidated Financial Statements

11.	Leases

Rent expense relating to the operating lease agreement was $19,791 for each of the three month periods ended March 31, 2011 and 2010. As of December 31, 2011, the future minimum payments required under all operating leases with terms in excess of one year are as follows:

For the year ending December 31,
2012	$79,164
2013	79,164
2014	79,164
2015	79,164
2016	19,791

$336,447

The Company’s only lease is for its office and production facility, consisting of approximately 9,957 square feet in a building located at 4251 Kellway Circle in Addison Texas. The Company is obligated to pay $6,597 per month through March 31, 2016.

The Company began leasing its current facilities in April of 2010 under an operating lease that extends through March of 2016. In August of 2011 the Company reached an agreement with the lessor to issue Series C-3 notes as payment for the July 2011 through January 2012 rent. The Company also agreed to issue an additional $30,000 Series C-3 convertible note in exchange for the lessor’s acceptance of such agreement. This payment is amortized over the 7 months of rent paid by the note, increasing rent expense by $4,300 for the three months ended March 31, 2012.

ORYONTECHNOLOGIES, LLC AND SUBSIDIARIES

Notes to Consolidated Financial Statements

12.	Commitments and Contingencies

The Company is engaged in various legal proceedings that are routine in nature and incidental to its business. None of these proceedings, either individually or in the aggregate, is believed, in management’s option, to have a material adverse effect on either its consolidated financial position or its consolidated results of operations.

As of December 31, 2011, a number of the Company’s employees were covered by employment agreements. In general, the employment agreements contain non-compete provisions ranging from six months to one year following the term of the applicable agreement.

13.	Income Taxes

The Company is a Limited Liability Company and, as such, does not pay income taxes. The Company does file separate tax returns for each LLC and provide the applicable investors with appropriate personally individualized documentation. All returns for OTLLC, OTD and OTLLC are current through 2010 tax years and returns for the 2011 tax year are expected to be filed on a timely basis.

OTI is taxed in Singapore. The tax return for the year 2008 was filed on a timely basis but the returns for the 2009 and 2010 tax years were filed overdue. OTI generated substantial tax losses during its existence and therefore received a tax refund of $5,181 in 2011 for estimated taxes paid prior to 2009. No anticipated tax liability exists at March 31, 2012.

OAPS is taxed in Hong Kong. The tax return for the year 2008 was filed on a timely basis but the returns for the 2009 and 2010 tax years were filed overdue. OAPS generated substantial tax losses during its existence and no anticipated tax liability exists at March 31, 2012.

14.	Capital

As of both March 31, 2012 and December 31, 2011, the Company has issued and outstanding a total of 2,062,765 membership units. During the three month period ended March 31, 2011, membership units of 99,094 were issued in lieu of cash payments under employment agreements as described in note 7 and valued at $1.00 per unit. In addition, 13,163 membership units were issued in lieu of cash payment for other liabilities, also valued at $1.00 per unit.

ORYONTECHNOLOGIES, LLC AND SUBSIDIARIES

Notes to Consolidated Financial Statements

15.	Membership Unit Options and Warrants

The Company adopted the 2004 Unit Option Plan under which officers, employees, advisors and managers may be awarded membership unit option grants. Under the 2004 Unit Option Plan, the board may fix the term and vesting schedule of each option. Vested options generally remain exercisable for up to three months after a participant’s termination of service or up to 12 months after a participant’s death or disability. Typically, exercise price of a nonqualified option must not be less than the fair market value of the units on the grant date. The exercise price of each unit option granted under the 2004 Plan must be paid in cash when the option is exercised. Generally, options are not transferable except by will or the laws of descent and distribution.

Stock Options

The Company used the modified Black-Scholes model to estimate the fair value of employee unit options on the date of grant utilizing the assumptions noted below. The risk-free rate is based on the U.S. Treasury bill yield curve in effect at the time of grant for the expected term of the option. The expected term of options granted represents the period of time that the options are expected to be outstanding. Expected volatilities are based on historical volatilities of selected technology stock mutual funds. The dividend yield was zero since the Company will not be paying dividends for the foreseeable future.

Range of risk-free interest rates	1.62% – 3.19%
Expected term of options in years	5.839 – 6.5058
Range of expected volatility	34.74% – 38.42%

A summary of unit option activity for the years ended December 31, 2011 and 2010 follows:

	For the year ended December 31,
	2011		2010
	Shares	Weighted Average Exercise Price	Shares	Weighted Average Exercise Price
Outstanding at the beginning of the year	350,388	$1.67	191,663	$1.96
Granted	—	$—	270,000	$1.81
Exercised	—	$—	—	$—
Forfeited and expired	(55,000)	$2.59	(111,275)	$2.49

Outstanding at the end of the year	295,388	$1.50	350,388	$1.67

Exercisable at the end of the year	144,138	$1.80	95,138	$2.18

ORYONTECHNOLOGIES, LLC AND SUBSIDIARIES

Notes to Consolidated Financial Statements

15.	Membership Unit Options and Warrants, Continued

Stock Options, Continued

The Company recognized total compensation expense related to the unit options of $6,107 and $5,629 during the three month periods ended March 31, 2012 and 2011, respectively. Compensation expense is included in selling, general and administrative expenses in the consolidated statement of operations. Total unrecognized compensation expense related to unvested unit options was $33,710 and $55,176 at December 31, 2011 and 2010, respectively.

During the three month period ended March 31, 2012, options for 50,000 membership units, exercisable at $1.00 per unit, with 25% annual vesting, were granted. No options were granted during 2011. The weighted average grant date fair value of unit options granted during 2010 was $0.26.

Unit options outstanding and exercisable at December 31, 2011 were as follows:

For the year ended December 31, 2011
	Options Outstanding		Options Exercisable
Exercise Prices	Number Outstanding	Weighted Average Years of Remaining Contractual Life	Number Outstanding
$1.00	202,888	8.59	72,888
$2.00	30,000	7.07	20,000
$2.60	42,500	2.38	42,500
$3.00	15,000	8.67	3,750
$5.00	5,000	3.48	5,000

Total	295,388		144,138

Unit options outstanding and excercisable at December 31, 2010 were as follows:

For the year ended December 31, 2010
	Options Outstanding		Options Exercisable
Exercise Prices	Number Outstanding	Weighted Average Years of Remaining Contractual Life	Number Outstanding
$1.00	202,888	9.53	26,638
$2.00	30,000	8.01	15,000
$2.50	45,000	9.62	6,000
$2.60	42,500	3.32	42,500
$3.00	25,000	9.37	—
$5.00	5,000	4.42	5,000

Total	350,388		95,138

ORYONTECHNOLOGIES, LLC AND SUBSIDIARIES

Notes to Consolidated Financial Statements

15.	Membership Unit Options and Warrants, Continued

Stock Options, Continued

The membership unit options outstanding and exercisable at December 31, 2011 and 2010 had an aggregate intrinsic value of zero as the aggregate exercise price was greater than the aggregate market value. No options were exercised during 2011 or 2010.

The Company has not included these units in earnings per unit calculations as they are anti-dilutive.

Warrants

At both March 31, 2012 and December 31, 2011, the Company has issued warrants for 1,001,680 membership units to the holders of the Notes (see note 10) and additional warrants for 13,459 membership units to other individuals for a total of 1,015,139 warrants outstanding. Of the warrants outstanding, 5,334 were issued in 2009, exercisable at $3.00 per unit and had a weighted average grant date fair value of $0.073. In 2010, 971,055 warrants were issued, exercisable at $2.50 per unit, having a weighted average grant date fair value of $0.082. The remaining 38,750 warrants were issued in 2011, exercisable at $2.50 per unit, having a weighted average grant date fair value of $0.061. The Company uses the modified Black-Scholes model to estimate the fair value of warrants on the date of issuance. Under the provisions of FASB ASC 470-20-25, the Company allocated the fair value of the warrants at issuance and recorded debt discount and additional paid in capital in the amounts of $-0- and $2,050 for the three month periods ended March 31, 2012 and 2011, respectively. Amortization of debt discount related to the warrant issuances of $4,764 and $2,456 was recorded for the three month periods ended March 31, 2012 and 2011, respectively.

The company has not included these units in earnings per share calculations as they are anti-dilutive.

16.	Benefit Plans

The Company established a 401(k) Plan (the “Plan”) for eligible employees of the Company. Generally, all employees of the Company who are twenty-one years of age and who have completed one-half year of service are eligible to participate in the Plan. The Plan is a defined contribution plan that provides that participants may make voluntary salary deferral contributions, on a pretax basis, between 1% and 15% of their compensation in the form of voluntary payroll deductions, up to a maximum amount as indexed for cost of living adjustments. The Company may make discretionary contributions. In 2011 the Company made contributions of $833 and paid $2,775 in maintenance fees.

ORYONTECHNOLOGIES, LLC AND SUBSIDIARIES

Notes to Consolidated Financial Statements

17.	Going Concern

The Company has accumulated losses from inception through March 31, 2012 of $8,468,084, has minimal assets, and has negative working capital. These factors raise substantial doubt about the Company’s ability to continue as a going concern. These factors may have potential adverse effects on the Company including the ceasing of operations.

On May 4, 2012, the Company completed a merger with a publicly-listed company. See note 18 below. The merger is expected to provide substantial additional equity capital to finance the Company’s operations through at least 2012, although such funding is not guaranteed. If the capital raising efforts are unsuccessful, discontinuance of operations is possible. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

18.	Subsequent Events

On May 4, 2012 (the “Closing Date”), the Company closed a merger transaction with Oryon Technologies, Inc., a Nevada corporation (“ORYN”), pursuant to an Agreement and Plan of Merger dated March 9, 2012 (the “Merger Agreement”). On the Closing Date, the Company became a wholly-owned subsidiary of ORYN, as fully disclosed in ORYN’s Form 8-K filed with the Securities and Exchange Commission (“SEC”) on May 7, 2012. The full text of the Merger Agreement was filed as Exhibit 2.1 to ORYN’s Current Report on Form 8-K filed with the SEC on March 14, 2012.

The Company has evaluated subsequent events that occurred after March 31, 2012 through May 14, 2012, the date these reports were available to be issued. Any material subsequent events that occurred during that time period have been properly recognized or disclosed in the Company’s financial statements.